EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-95843 of CTB International Corp. on Form S-8 of our report dated June 16, 2000, appearing in this Annual Report on Form 11-K of CTB, Inc. Profit Sharing Plan for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
June 26, 2000